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                                   EXHIBIT 5.1

                     [Letterhead of Hawaiian Airlines, Inc.]
                                  May 18, 2001

Hawaiian Airlines, Inc.
3375 Koapaka Street
Suite G350
Honolulu, HI 96819

         Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         I have acted as counsel for Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), in connection with the Registration Statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of 1,685,380 shares of Common Stock (the "Common Stock") of the Company.

         In connection therewith, I have examined, among other things, the Registration Statement. I have also examined such corporate proceedings, documents, records and matters of law as I have deemed necessary for purposes of rendering this opinion.

         Based upon the foregoing, and in reliance thereon, I am of the opinion that the shares of Common Stock are validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                Very truly yours,



                                /s/ LYN F. ANZAI
                                -------------------------------------
                                Lyn F. Anzai